*[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]


                                                                   Exhibit 10.30






March 2, 1998

King World Productions, Inc.
1700 Broadway
New York, New York 10019-5983
Att:  Jonathan Birkhahn

Re: HOLLYWOOD SQUARES

Gentlemen:

The following will confirm the terms of the agreement between MGM Domestic Television Distribution Inc. ("MGM"), successor in interest to Orion Pictures Corporation ("Orion"), on the one part, and King World Productions, Inc. ("KW"), on the other part, with respect to HOLLYWOOD SQUARES ("HS"). For purposes of this agreement ("Agreement"), reference is made to the agreement dated as of October 1, 1991 between Orion and KW with respect to HS (the "Orion-KW Agreement"), and all capitalized terms used in this Agreement but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Orion-KW Agreement. MGM warrants and represents that MGM is the sole owner of Orion's interest in HS, that neither MGM nor Orion has heretofore assigned to any party (other than Orion's assignment to MGM) any of the rights in HS retained by Orion under the Orion-KW Agreement, and that MGM has the right to enter into this Agreement and grant the rights granted herein. MGM and KW agree as follows:

1. MGM and KW acknowledge that KW plans to produce a new HS series based on the Rights ("New Series").

      *[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]


2. Conditioned upon KW's material performance of KW's obligations under this paragraph 2, MGM hereby waives and relinquishes, as of the date hereof, MGM's participation in any share of KW's "Net Profits" that would otherwise be payable to MGM (as successor-in-interest to Orion) pursuant to paragraph 3 of the Orion-KW Agreement. In consideration for MGM's aforesaid waiver, KW agrees as follows:

     (a) KW shall pay to MGM the sum of [*] within five business days after execution of this Agreement by MGM and KW;

     (b) If the New Series is produced for a fourth consecutive series year (i.e., the series year commencing in September 2001), KW will pay to MGM [*] on or before December 15, 2001;

     (c) If the New Series is produced for a fifth consecutive series year (i.e., the series year commencing in September 2002), KW will pay to MGM [*] on or before December 15, 2002;

     (d) If the New Series is produced for a sixth consecutive series year (i.e., the series year commencing in September 2003), KW will pay to MGM [*] on or before December 15, 2003.

     (e) If the New Series is produced for a seventh consecutive series year (i.e., the series year commencing in September 2004), KW will pay to MGM [*] on or before December 15, 2004; and

     (f) KW waives and relinquishes any right to recoupment of the Advance (as set forth in paragraph 3 of the Orion-KW Agreement), i.e., all of the monies set forth in subparagraphs (a) through (e), above, are net sums payable to MGM and are in addition to the Advance previously paid to Orion.

3. MGM and KW agree with respect to the Existing Episodes that MGM shall have the exclusive right to license the Existing Episodes to the Game Show Network ("GSN") on such terms as are agreed between MGM and GSN (it being understood that KW and GSN have previously reached agreement with respect to the terms on which GSN may enter into such license agreement with MGM; however, MGM shall have no liability for GSN's failure to comply with the agreement between GSN and KW). MGM shall be entitled to retain all of the proceeds from MGM's aforesaid license of the Existing Episodes to GSN,

      *[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]


     and MGM shall indemnify KW in connection with such license on the same basis as KW shall, as set forth below in this paragraph 3, indemnify MGM in connection with KW's usage of "Existing Clips," as defined below. MGM shall not have the right to license or otherwise exploit the Existing Episodes in any other manner (i.e., other than to GSN) expect as set forth in the Orion-KW Agreement, i.e., by written agreement of both MGM and KW. Notwithstanding the foregoing, MGM agrees that KW may utilize clips of the Existing Episodes ("Existing Clip[s]") in and as part of the New Series, and MGM hereby grants to KW a nonexclusive license with respect to the Existing Episodes for such purposes. For each Existing Clip utilized in any episode of the New Series ("New Series Episode[s]") or in any promotional material for the New Series ("New Series Promotion"), KW shall pay MGM a license fee in the amount of [*] per minute, or fraction of a minute, of usage of each Existing Clip for each such usage in a New Series Episode or in a New Series Promotion. The minimum license fee to MGM for the use of each Existing Clip in any New Series Episode or in any New Series Promotion will be [*]. Usage of multiple Existing Clips used in any New Series Episode will not be aggregated, but will be treated individually as separate licenses, and usage of the same Existing Clip(s) in multiple New Series Episodes or in multiple New Series Promotions or in both a New Series Episode and a New Series Promotion will be treated individually as separate licenses for each such usage. The aforesaid license fees to MGM for usage of Existing Clips shall be payable on a monthly basis, within 30 days after the end of each month, for all Existing Clips utilized during the prior month. It is understood that KW shall be solely responsible for all clearances in connection with any usage of the Existing Clips (e.g., performers, directors, writers, music, etc.), and that KW hereby indemnifies and holds harmless MGM and its parents, subsidiaries, affiliated entities, and their respective officers, directors, and employees, from and against any costs, damages, liability, and expenses (including reasonable attorneys' fees) arising out of any usage of the Existing Clips by or under authorization of KW. The aforesaid right of KW to utilize the existing Clips is personal to KW and is not assignable except in connection with a sale or assignment of all of KW's interest in the New Series, and, in any event, is limited to the New Series only.

4. If MGM desires to sell, assign, transfer, or otherwise dispose of MGM's interest in the Existing Episodes to any third party (except as part of a sale, assignment, or transfer of all or substantially all of MGM's television distribution assets), MGM agrees to advise KW in writing of MGM's aforesaid desire, and MGM agrees to negotiate exclusively with KW with respect thereto for a period of [*] after MGM's aforesaid notice to KW. In the event that MGM and KW do not enter into an agreement within said

      *[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]


     exclusive negotiation period (as such period may be extended by the agreement of MGM and KW), MGM shall be free to sell, assign, transfer, or otherwise dispose of MGM's rights in the Existing Episodes, which rights shall at all times remain subject to KW's rights as provided in the Orion-KW Agreement, as amended by this Agreement. It is understood that MGM shall have no obligation to notify KW or to negotiate with KW with respect to MGM's interest in the Existing Episodes if MGM's interest in the Existing Episodes is to be sold, assigned, transferred, or otherwise disposed of as part of a sale, assignment, or transfer of all or substantially all of MGM's television distribution assets.

5. MGM hereby waives its right of reversion with respect to the Rights, as set forth in paragraph 8 of the Orion-KW Agreement, i.e., the provisions of said paragraph 8 of the Orion-KW Agreement after the first two sentences of said paragraph are deemed deleted.

6. Except as set forth in this Agreement, all terms and conditions in the Orion-KW Agreements are reaffirmed by MGM, as successor-in-interest to Orion, on the one part, and KW, on the other part.

Please confirm your agreement to the foregoing by signing below where indicated.

Very truly yours,



____________________________
Albert Spevak

Accepted and agreed:

King World Productions, Inc.



By:_______________________________


Date:______________________________

      *[Deleted pursuant to a request for Confidential Treatment and filed separately with the Securities and Exchange Commission]

Accepted and agreed:

MGM Domestic Television Distribution Inc.



By:________________________________

Date:_______________________________